Exhibit 99.1

CONTACT:

Joseph Kaufmann

Kensey Nash Corporation

(484) 713-2100

KENSEY NASH ACQUIRES MEDICAL ADHESIVES AND COATINGS TECHNOLOGY

Exton, PA, January 31, 2011 – Kensey Nash Corporation (NASDAQ:KNSY), today announced it has acquired the assets of privately held Nerites Corporation, a developer of medical adhesives and anti-fouling coatings based in Madison, Wisconsin for $20 million in cash. Nerites is developing a technology platform of adhesive-based biomaterials which would allow Kensey Nash to further its penetration into the regenerative medicine markets encompassing soft tissue surgical repair, orthopaedics, sports medicine, spine and neurosurgery.

Surgical sealants and adhesives have applications in most surgical procedures. Over the past several years the wound closure market has shifted from early technology such as staples or sutures to next generation technologies as they have become available, including a variety of external and internal surgical adhesives. These products address a market that encompasses over 70 million surgical wounds in the U.S. alone. By 2015, the U.S. medical adhesive and sealant markets are projected to be over $1 billion.

In addition to possible new surgical sealant and adhesive products, Kensey Nash intends to develop and integrate the acquired adhesive, sealant, and coating technologies into its regenerative biomaterials business. The Company believes that access to this technology will enable the Company to develop a portfolio of next generation hybrid adhesive-based products that integrate its ECM, collagen and polymer technology platforms for applications in general, neurologic, plastic/reconstructive, orthopaedic, urologic, cardiovascular and thoracic surgical specialties. Initial product targets include devices for repairing defects in abdominal walls, dural membranes, and gastrointestinal tracts. Revenue from product sales is not expected for at least three to five years.

The Company also intends to explore applications of the Nerites antifouling technology for preventing bacterial biofilm formation. Biofilms form when microorganisms attach to implanted medical devices, forming a biological film coating which can interrupt the healing process and result in infection. It is estimated that device-related biofilm infections increase hospital stays and add over one billion dollars per year to U.S. hospitalization costs.

Though the accounting for this transaction has not been finalized, the Company currently expects to account for this transaction as an asset acquisition, with a significant portion of the purchase price expensed in the Company’s third quarter of fiscal 2011 as in-process research and development. The acquisition is expected to be dilutive to earnings by approximately $0.02 per share in the second half of fiscal 2011 (excluding any in-process R&D charges and acquisition costs). The Company currently expects that in fiscal 2012, the acquisition will have a neutral impact on earnings, as any R&D spending on the Nerites technology will be reallocated from other projects.

“We are very excited about this acquisition,” commented Joseph W. Kaufmann, President and CEO of Kensey Nash Corporation. “The Nerites’ technology will integrate well with Kensey Nash’s existing biomaterial capabilities and technologies, providing many opportunities for next generation products currently in the market and expanding our development pipeline as well as opportunities for additional strategic partnerships. We will initially target the hernia and dura repair markets,” he concluded.

1-484-713-2100

KENSEY NASH CORPORATION, 735 PENNSYLVANIA DRIVE, EXTON, PA 19341

“We are very pleased with this transaction and the commitment Kensey Nash is making to broadly commercialize products based on our technology,” commented Shaun C. Lonergan, President and CEO of Nerites Corporation. “We are proud of our Madison team and excited about the impact this technology can have on improving the practice of medicine. We believe the expertise and resources Kensey Nash brings to the table will really enhance that opportunity,” he added.

The Nerites’ technology is inspired by the proteins secreted by marine mussels for bonding to underwater surfaces. Research conducted on these adhesive proteins by Phillip Messersmith, Ph.D., of Northwestern University identified the key components believed to be primarily responsible for the adhesive properties. Synthetic versions of these key components have been developed to create biomaterials capable of binding to tissue and other materials in aqueous surgical environments. Nerites has funded their activities through $11 million from venture capital and private investors, as well as an additional $5 million in NIH and NSF Small Business Innovation Research (SBIR) grants.

Conference Call and Webcast. The Company will discuss this transaction on the teleconference it is hosting with respect to its operating results for its second quarter of fiscal 2011 on Tuesday, February 1, 2011 at 9:00 A.M. Eastern Time. To participate in the teleconference call, dial 1-612-332-1020. The teleconference call will also be available for replay starting Tuesday, February 1, 2011 at 11:00 A.M. Eastern Time through Tuesday, February 8, 2011 at 11:59 P.M. Eastern Time by dialing 1-800-475-6701 with an access code of 187632. Individuals interested in listening to the teleconference may also do so over the Internet at www.kenseynash.com. To listen to the live teleconference call, please go to the www.kenseynash.com website and choose the Investor Relations page. Please allow 15 minutes prior to the start of the call to register and download and/or install any necessary software. A replay of the teleconference will be archived on the www.kenseynash.com website and may be accessed following the teleconference.

About Kensey Nash Corporation: Kensey Nash Corporation is a medical device company primarily focused on regenerative medicine utilizing its proprietary collagen and synthetic polymer technology. The Company is recognized as a leader for innovative product development and unique technology in the field of resorbable biomaterials. The Company has an extensive range of products, which are sold through strategic partners in multiple medical markets, including, the cardiology, orthopaedic, sports medicine, spine, endovascular and general surgery markets.

Kensey Nash Cautionary Note for Forward-Looking Statements. This press release contains forward-looking statements, including statements regarding potential benefits of the acquisition of assets of Nerites’ that reflect the current expectations of Kensey Nash Corporation (the “Company”) about its prospects and opportunities. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results to differ materially from those in the forward-looking statements including, without limitation, the Company's success in and the uncertainty of the required time and efforts associated with its research and development efforts based upon the adhesive-based biomaterials technology acquired from Nerites, completion of clinical trials in both the U.S. and Europe to support regulatory approval of any products that employ the technology, the Company’s success in distributing its products that employ that technology, the Company’s success in distributing any such products into the marketplace and competition from other adhesive technologies, as well as tax and other risks associated with healthcare reform, economic conditions and foreign currency fluctuations. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s SEC filings, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

1-484-713-2100

KENSEY NASH CORPORATION, 735 PENNSYLVANIA DRIVE, EXTON, PA 19341